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                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           CONTEXT INTEGRATION, INC.


     Context Integration, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The company was incorporated under the name "The Context Group" pursuant to its original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 13, 1992.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended. The amendments and restatement herein set forth have been duly approved by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of Delaware and by the written consent of a majority of the stockholders of the corporation and a majority of the holders of each class entitled to a class vote thereon in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                                  ARTICLE I.

     The name of this corporation is Context Integration, Inc. (hereinafter, the "Company").

                                  ARTICLE II.

     The address of the Company's registered office in the State of Delaware is 15 E. North Street, Dover, Kent County, Delaware 19901. The name of the Company's registered agent at such address is Paracorp Incorporated.

                                 ARTICLE III.

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.
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     A.  The Company is authorized to issue two classes of capital stock to be designated, respectively, Preferred Stock (the "Preferred Stock") and Common Stock (the "Common Stock"). The total number of shares of capital stock that this Company shall have authority to issue is thirty million five hundred thirty-eight thousand one hundred thirty-three (30,538,133). The total number of shares of Preferred Stock this Company shall have authority to issue is five million five hundred thirty-eight thousand one hundred thirty-three (5,538,133). The total number of shares of Common Stock this Company shall have authority to issue is twenty-five million (25,000,000). The Preferred Stock shall have a par value of $0.001 per share, and the Common Stock shall have a par value of $0.001 per share.

     B. The Preferred Stock shall be divided into series. The first series of Preferred Stock shall consist of two million five hundred ninety-six thousand nine hundred fifty-seven (2,596,957) shares and is designated "Series A Preferred Stock." The second series of Preferred Stock shall consist of two million nine hundred forty-one thousand one hundred seventy-six (2,941,176) shares and is designated "Series B Preferred Stock". As used herein, the term "Series A Preferred" without designation shall refer to shares of the Company's Series A Preferred Stock, the term "Series B Preferred" shall refer to shares of the Company's Series B Preferred Stock and the term "Common" shall refer to the Company's Common Stock. The remaining shares of Preferred Stock, if any, may be issued from time to time in one or more series. The board of directors of the Company (the "Board of Directors") is expressly authorized to provide for the issue of all or any of such remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock and the Series B Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock are as follows:

          1.  Dividends.
              ---------

          (a) The holders of outstanding shares of Series A Preferred and Series B Preferred shall be entitled to receive in any fiscal quarter, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, non-cumulative dividends at the rate of $0.038507 and $0.068 per share, respectively, per fiscal quarter, as adjusted for any

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consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (collectively a "Recapitalization Event"). Dividends may be declared and paid upon Common Stock in any fiscal quarter of the Company only if the preferred dividends described above have been paid or declared and set apart during that fiscal quarter, and no dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section B.1) is paid with respect to all outstanding shares of Series A Preferred and Series B Preferred in an amount for each such share of Series A Preferred and Series B Preferred equal to or greater than the aggregate amount of such dividends for all such shares of Common Stock into which each such share of Series A Preferred and Series B Preferred could then be converted. The right to dividends on shares of Series A Preferred and Series B Preferred shall not be cumulative, and no right shall accrue to holders of shares of Series A Preferred and Series B Preferred by reason of the fact that distributions on said shares are not declared in any prior fiscal quarter, nor shall any undeclared or unpaid distribution bear or accrue interest.

          2.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

                    (i) The holders of outstanding shares of Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class or series of capital stock of the Company by reason of their ownership of such stock, the amount of $1.92533 per share for each share of Series A Preferred then held by them and the amount of $3.40 per share for each share of Series B Preferred then held by them (appropriately adjusted for any Recapitalization Event), plus all accrued or declared and unpaid dividends on each share of Series A Preferred and Series B Preferred then held by them (the "Preferred Liquidation Preference"). The Series A Preferred and Series B Preferred shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If upon occurrence of such event of liquidation, dissolution or winding up, the assets and funds legally available to be distributed among the holders of the Series A Preferred and Series B Preferred shall be insufficient to permit the payment to such holders of the appropriate Preferred Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

                    (ii) After payment has been made to the holders of the Series A Preferred and Series B Preferred of the full amounts to which they shall be entitled pursuant to Section B.2(a)(i) above, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock, the Series A Preferred and the Series B Preferred based upon the number of shares of Common Stock then held (assuming for such purpose the conversion of Series A Preferred into Common Stock at the

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then-applicable Series A Conversion Price and the conversion of Series B
Preferred into Common Stock at the then-applicable Series B Conversion Price) by each such holder until the net proceeds received by the holders of Series A Preferred and Series B Preferred pursuant to Section B.2(a)(i) above and this Section B.2(a)(ii) equal $2.887995 and $5.10 (appropriately adjusted for any Recapitalization Event) per share of Series A Preferred and Series B Preferred, respectively.

                    (iii) After payment has been made pursuant to Sections B.2(a)(i) and B.2(a)(ii) of the full amounts to be paid under each such section, all remaining assets and funds legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock.

               (b) Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in such distribution, or series of distributions, as shares of Preferred Stock.

               (c) For purposes of this Section B.2, a sale, conveyance or other disposal of substantially all of the assets of the Company or a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company shall be treated as a liquidation, dissolution or winding up of the Company. The valuation of any securities or other property other than cash received by the Company in any transaction covered by this Section B.2(b) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors.

          3.   Conversion.  The holders of the Series A Preferred and Series B
               ----------
Preferred shall have conversion rights (the "Conversion Rights") as follows:

               (a) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or the transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.92533 by the Conversion Price (as hereinafter defined) applicable to such share in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred (the "Series A Conversion Price") shall initially be $1.92533 per share of Common Stock subject to adjustment as provided in Section
B.4 of this Article IV. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or the transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.40 by the Conversion Price (as hereinafter defined) applicable to such share in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred (the "Series B Conversion Price") shall initially be $3.40 per share of Common Stock

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subject to adjustment as provided in Section B.4 of this Article IV. The Series
A Conversion Price and the Series B Conversion Price are herein referred collectively as the "Conversion Prices."

               (b) Each share of Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then-effective Conversion Price for each such share upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock to the public for the account of the Company at a price to the public of not less than $6.738655 per share (subject to adjustment for any Recapitalization Events) and an aggregate offering price (net of selling stockholder proceeds, if any, and underwriters' discounts expenses, including, without limitation, fees of the Company's counsel) to the public of not less than Fifteen Million Dollars ($15,000,000). In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such automatic conversion of Preferred Stock shall be deemed to have converted such Preferred Stock immediately prior to the closing of such sale of securities.

               (c) Each share of Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then-effective appropriate Conversion Price for each such share upon the vote or written consent of holders of at least two-thirds (2/3) of the shares of Preferred Stock then outstanding.

               (d) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Conversion Date, as determined by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of the transfer agent for such shares, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section B.3(b) or B.3(c) of this Article IV, all outstanding shares of all Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; and provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

               (e) The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check, if applicable, payable to the holder in the amount of any cash amounts payable as the result of any fractional shares resulting from the conversion of Preferred

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Stock into Common Stock, plus any declared and unpaid dividends on the converted
Preferred Stock, and a certificate for any shares of Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or, in the case of automatic conversion, on the date of the closing of the offering or the receipt of the written consent (as the case may be), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (f) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          4.   Adjustments to Conversion Prices.
               --------------------------------

               (a) In the event the Company at any time or from time to time, after the date this Amendment is filed with the Delaware Secretary of State, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event the Conversion Prices shall be decreased or increased proportionately.

               (b) In the event the Company at any time or from time to time, after the date this Amendment is filed with the Delaware Secretary of State, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Prices shall be proportionately decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

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               (c)  If at any time after the first date on which a share of
Series B Preferred Stock is first issued ("Original Issue Date"), the Company shall issue or sell Equity Securities, as defined in subsection (A) below, at a consideration per share (the "Lower Price") less than the appropriate Conversion Price with respect to any series of Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price for such series of Preferred Stock shall be adjusted to a price (calculated to the nearest cent) determined by dividing:

                    (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by such then-existing Conversion Price, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Company outstanding immediately prior to such issue or sale multiplied by such then-existing Conversion Price, and (z) an amount equal to the aggregate "consideration actually received" by the Company upon such issue or sale, by

                    (ii) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Company outstanding immediately prior to such issue or sale and (z) the additional shares of Common Stock issued as and/or issuable upon conversion or exchange of the Equity Securities issued in such issuance or sale.

     For purposes hereof the following provisions shall be applicable:

                          (A) The term "Equity Securities" shall mean any shares
of Common Stock, or any obligation, any share of stock or other security of the Company convertible into or exchangeable for Common Stock or any other security convertible into or exchangeable for Common Stock except for (1) Common Stock issued or issuable pursuant to stock grants or upon exercise of options to purchase Common Stock granted after the Original Issue Date to officers, directors, employees or consultants of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors, but not exceeding 2,863,407 shares of Common Stock (as adjusted for any Recapitalization Event) net of repurchases and option expirations and cancellations, (2) securities issued pursuant to (A) the Company's purchase of substantially all of the assets of another company, or an identifiable business division or segment of another company, in each case approved by the Board of Directors or (B) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the holders of the outstanding voting equity securities of the Company immediately prior to such transaction holding less than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction, (3) shares issued pursuant to Section B.4(a) or B.4(b) of this Article IV, (4) Common and/or Preferred Stock issuable upon exercise, conversion or exchange of warrants to purchase Common or Preferred Stock issued in connection with a bank line of credit or equipment financing approved by the Board of Directors, but not exceeding 735,000 shares of Common Stock

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(as adjusted for any Recapitalization Event), and (5) shares of Common Stock issued upon conversion of the Preferred Stock or upon the exercise of options to purchase shares of Common Stock granted prior to the Original Issue Date.

                    (B) In the case of an issuance or sale for cash of Equity Securities, the "consideration actually received" by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

                    (C) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) of Equity Securities for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors.

                    (D) In case of the issuance by the Company in any manner of any rights to subscribe for or to purchase Equity Securities, or any options for the purchase of Equity Securities or stock convertible into Equity Securities, all Equity Securities or stock convertible into Equity Securities to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the Equity Securities or stock convertible into Equity Securities covered thereby, plus the consideration, if any, received by the Company for such rights or options, shall be deemed to be the "consideration actually received" by the Company (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such rights or the granting of such options.

                    (E) In case of the issuance or issuances by the Company in any manner of any obligations or of any shares of stock of the Company that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Company for such Equity Securities shall be deemed to be the total of (1) the amount of consideration received by the Company upon the issuance of such obligations or shares, as the case may be, plus (2) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Company upon such conversion or exchange.

                    (F) The amount of the "consideration actually received" by the Company upon the issuance of any rights or options referred to in subsection
(D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above

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with respect to the consideration received by the Company in case of the issuance of Equity Securities; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "consideration actually received" by the Company upon the original issuance of such obligations or shares of stock so convertible or exchangeable shall be deemed to be the fair value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (D), or the termination of any right of conversion or exchange referred to in subsection
(E), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Prices then in effect shall forthwith be readjusted to such Conversion Prices as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                    (G) In the event this Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons or options or rights not referred to in this Section B.4(c), then, in each such case, the holders of the Preferred Stock shall be entitled to the distributions provided for in Section B.1 above, and no adjustment to the Conversion Prices provided for in this Section B.4(c) shall be applicable.

               (d) Without the consent of the holders of a majority in interest of the outstanding Preferred Stock, the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section B.4.

               (e) Upon the occurrence of each adjustment or readjustment of either of the Conversion Prices pursuant to this Section B.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock adjusted or readjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each series of Preferred Stock.

               (f) This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          5.   Voting Rights.
               -------------

               (a) The holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors. The holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director. The holders of Common Stock, voting as a separate class, shall be entitled to elect three (3) directors. The remaining directors shall be elected by the holders of Common Stock and the holders of Preferred Stock voting together as a single class. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of the outstanding class with voting power entitled to elect him or her shall be filled by the vote or written consent of the holders of the outstanding class with voting power entitled to elect him or her or, in the absence of action by such holders, by action of the remaining directors. A director may be removed with or without cause by the vote or consent of the holders of the outstanding class with voting power entitled to elect him or her in accordance with the General Corporation Law of Delaware.

               (b) On all other matters, each share of Common Stock issued and outstanding shall have one (1) vote, and each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. The Preferred Stock and the Common Stock shall vote as a single class on all matters except as otherwise required by this Restated Certificate or by law.

          6.   Protective Provisions.
               ---------------------

               (a)  Changes in authorized number of Directors. The Company shall
                    -----------------------------------------
not increase the authorized number of members of the Board of Directors of the Company beyond eight (8) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then-outstanding shares of Preferred Stock, voting separately as a class, and at least a majority of the then-outstanding shares of Common Stock, voting separately as a class.

               (b)  Preferred Stock. So long as 2,500,000 shares of Preferred
                    ---------------
Stock (as adjusted for any Recapitalization Event) are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then-outstanding shares of Preferred Stock, voting together as a class:

                    (i) alter or change the rights, preferences or privileges of any series of Preferred Stock;

                    (ii) take any action that reclassifies any outstanding shares of this Company's capital stock into shares of capital stock having preferences or priority as to dividends or liquidation senior to or on parity with the preferences and priority of the Preferred Stock;

                    (iii) authorize, designate or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference or priority as to dividend rights, liquidation preference, or redemption rights, senior to or on parity with the preferences and priority of the Preferred Stock;

                    (iv) make any declaration or payment of any dividend with respect to the Common Stock;

                    (v) redeem, purchase, repurchase, retire or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), directly or indirectly, any shares of capital stock other than (A) shares of Preferred Stock (or shares of Common Stock issued upon conversion of the Preferred Stock) purchased by the Company pursuant to an exercise of its right of first refusal on the sale of such shares by the holders of such shares and (B) shares of Common Stock repurchased from officers, directors, employees or consultants of the Company pursuant to agreements or plans providing for such repurchase approved by the Board of Directors ("Permitted Repurchases"); provided, however, that the total amount applied to Permitted Repurchases pursuant to this clause (B) shall not exceed One Hundred and Fifty Thousand Dollars ($150,000) during any consecutive twelve (12) month period;

                    (vi) sell, convey, or otherwise dispose of or encumber all or substantially all of its assets or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

                    (vii) effect a dissolution, liquidation or winding up of the Company;

                    (viii) permit any subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly-owned subsidiary, any stock of such subsidiary; or

                    (ix) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock.

               (c)  Series of Preferred Stock.  The Company shall not amend its
                    -------------------------
certificate of incorporation, as amended from time to time, or its bylaws without the approval, by vote or written consent, by holders of at least two-thirds (2/3) of the then-outstanding shares of a series of Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of that series of Preferred Stock. Without limiting the generality of the preceding sentence, the Company will not amend its certificate of incorporation, as amended from time to time, or its bylaws without the approval of holders of at least two-thirds (2/3) of the then-outstanding shares of that series of Preferred Stock if such amendment would:

                    (i) reduce the dividend rates on that series of Preferred Stock provided for herein, or change the relative seniority rights of the holders of that series of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

                    (ii) reduce the amount payable to the holders of that series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of that series of Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

                    (iii) make the Series A Preferred or Series B Preferred redeemable at the option of the Company;

                    (iv) cancel or modify the conversion rights of that series of Preferred Stock provided for herein; or

                    (v) change the authorized number of directors of the Company.

          7.   Increasing Common Stock.  The number of authorized shares of
               -----------------------
Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of a majority of the shares of Common Stock and the Preferred Stock voting together as a single class.

          8.   No Reissuance of Preferred Stock. No share or shares of Preferred
               --------------------------------
Stock acquired by the Company by reason of redemption, purchase, repurchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

                                  ARTICLE V.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section B.6(c) of Article IV, both before and after receipt of any payment for any of the Company's capital stock, to adopt, amend, repeal or otherwise alter the bylaws of the Company without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of, nor limit, the stockholders' power, subject to the provisions of Section B.6(c) of Article IV, to adopt, amend, repeal or otherwise alter the Company's bylaws.


                                  ARTICLE VI.

     Elections of directors need not be by written ballot unless the Company's bylaws so provide.


                                 ARTICLE VII.

     The Company reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII.

     A director of the Company, shall to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     4. The foregoing amendment of the Certificate of Incorporation was duly approved as of June 22, 1998 by a vote of the holders of a majority of the outstanding shares of the Company's Series A Preferred Stock voting as a separate series, a majority of the outstanding shares of the Company's Preferred Stock voting as a separate class, and a majority of the outstanding shares of the Company's Common Stock in accordance with Section 242(b) of the Delaware General Corporation Law.

     THE UNDERSIGNED, being the President and Chief Executive Officer of the Company, does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 16 day of July, 1998.



                                    CONTEXT INTEGRATION, INC.



                                     /s/ Stephen Sharp
                                    ---------------------------------
                                    Stephen Sharp, President
                                    and Chief Executive Officer


Attest:


 /s/ Regan Coleman
----------------------------
Regan Coleman, Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                      OF


                           CONTEXT INTEGRATION, INC.

     Context Integration, Inc., a Delaware corporation (the "Company"), does hereby certify that the following amendment to the Company's Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors in accordance with Sections 242 and 141 of the General Corporation Law of Delaware and by the written consent of a majority of the stockholders of the Company and a majority of the holders of each class entitled to a class vote thereon in accordance with the provisions of Section 242 and 228 of the General Corporation Law of Delaware.

     1. Article IV of the Company's Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

                                  ARTICLE IV.

     A. The Company is authorized to issue two classes of capital stock to be designated, respectively, Preferred Stock (the "Preferred Stock") and Common Stock (the "Common Stock"). The total number of shares of capital stock that this Company shall have authority to issue is thirty-eight million one hundred forty-nine thousand eight hundred one (38,149,801). The total number of shares of Preferred Stock this Company shall have authority to issue is seven million one hundred forty-nine thousand eight hundred one (7,149,801). The total number of shares of Common Stock this Company shall have authority to issue is thirty-one million (31,000,000). The Preferred Stock shall have a par value of $0.001 per share, and the Common Stock shall have a par value of $0.001 per share.

     B. The Preferred Stock shall be divided into series. The first series of Preferred Stock shall consist of two million five hundred ninety-six thousand nine hundred fifty-seven (2,596,957) shares and is designated "Series A Preferred Stock." The second series of Preferred Stock shall consist of two million nine hundred forty-one thousand one hundred seventy-six (2,941,176) shares and is designated "Series B Preferred Stock". The third series of Preferred Stock shall consist of one million six hundred eleven thousand six hundred sixty-eight (1,611,668) shares and is designated "Series C Preferred Stock." As used herein, the term "Series A Preferred" shall refer to shares of the Company's Series A Preferred Stock, the term "Series B Preferred" shall refer to shares of the Company's Series B Preferred Stock, the term "Series C Preferred" shall refer to shares of the Company's Series C Preferred Stock and the term "Common" shall refer to the Company's Common Stock. Subject to the restrictions set forth in this Amended and Restated Certificate of Incorporation (including, without limitation, Article IV.B.6 hereof), the remaining shares of

Preferred Stock, if any, may be issued from time to time in one or more series. Subject to the restrictions set forth in this Amended and Restated Certificate of Incorporation (including, without limitation, Article IV.B.6. hereof), the board of directors of the Company (the "Board of Directors") is expressly authorized to provide for the issue of all or any of such remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as follows:

          1.   Dividends.
               ---------

               (a) The holders of outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive in any fiscal quarter, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, non-cumulative dividends at the rate of $0.038507, $0.068 and $0.14891 per share, respectively, per fiscal quarter, as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events occurring after the date this Amendment is filed with the Delaware Secretary of State (collectively a "Recapitalization Event"). Dividends (other than a dividend payable solely in additional shares of Common Stock) may be declared and paid upon Common Stock in any fiscal quarter of the Company only if the preferred dividends described above have been paid or declared and set apart during that fiscal quarter, and no dividends (other than a dividend payable solely in additional shares of Common Stock) shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section B.1, and in no event less than the amount provided by the above provisions of this Section B.1) is paid with respect to all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred in an amount for each such share of Series A Preferred, Series B Preferred and Series C Preferred equal to or greater than the aggregate amount of such dividends for all such shares of Common Stock into which each such share of Series A Preferred, Series B Preferred and Series C Preferred could then be converted. The right to dividends on shares of Series A Preferred, Series B Preferred and Series C Preferred shall not be cumulative, and no right shall accrue to holders of shares of Series A Preferred, Series B Preferred and Series C Preferred by reason of the fact that distributions on said shares are not declared in any prior fiscal quarter, nor shall any undeclared or unpaid distribution bear or accrue interest.

          2.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

                    (i) The holders of outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class or series of capital stock of the Company by reason of their ownership of such stock, the amount of $1.92533 per share for each share of Series A Preferred then held by them, the amount of $3.40 per share for each share of Series B Preferred then held by them and the amount of $7.4457 per share for each share of Series C Preferred then held by them (appropriately adjusted for any Recapitalization Event), plus all accrued or declared and unpaid dividends on each share of Series A Preferred, Series B Preferred and Series C Preferred then held by them (the "Preferred Liquidation Preference"). The Series A Preferred, Series B Preferred and Series C Preferred shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If upon occurrence of such event of liquidation, dissolution or winding up, the assets and funds legally available to be distributed among the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the appropriate Preferred Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred and Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

                    (ii) After payment has been made to the holders of the Series A Preferred, Series B Preferred and Series C Preferred of the full amounts to which they shall be entitled pursuant to Section B.2(a)(i) above, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock, the Series A Preferred, the Series B Preferred and Series C Preferred based upon the number of shares of Common Stock then held (assuming for such purpose the conversion of Series A Preferred into Common Stock at the then-applicable Series A Conversion Price, the conversion of Series B Preferred into Common Stock at the then-applicable Series B Conversion Price and the conversion of Series C Preferred into Common Stock at the then-applicable Series C Conversion Price) by each such holder until the net proceeds received by the holders of Series A Preferred, Series B Preferred and Series C Preferred pursuant to Section B.2(a)(i) above and this Section B.2(a)(ii) equal $2.887995, $5.10 and $11.16855
(appropriately adjusted for any Recapitalization Event) per share of Series A Preferred, Series B Preferred and Series C Preferred, respectively.

                    (iii) After payment has been made pursuant to Sections B.2(a)(i) and B.2(a)(ii) of the full amounts to be paid under each such section, all remaining assets and funds legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock.

               (b) Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in such distribution, or series of distributions, as shares of Preferred Stock.

                    (c) For purposes of this Section B.2, a sale, conveyance or other disposal of substantially all of the assets of the Company or a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company shall be treated as a liquidation, dissolution or winding up of the Company. The valuation of any securities or other property other than cash received by the Company in any transaction covered by this Section B.2(b) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors.

               3.   Conversion. The holders of the Series A Preferred, Series B
                    ----------
Preferred and Series C Preferred shall have conversion rights (the "Conversion Rights") as follows:

                    (a) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or the transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.92533 by the Conversion Price (as hereinafter defined) applicable to such share in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred (the "Series A Conversion Price") shall be $1.28355 per share of Common Stock subject to further adjustment as provided in Section B.4 of this
Article IV. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or the transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.40 by the Conversion Price (as hereinafter defined) applicable to such share in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred (the "Series B Conversion Price") shall be $2.267 per share of Common Stock subject to further adjustment as provided in Section B.4 of this Article
IV. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or the transfer agent for such stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.4457 by the Conversion Price (as hereinafter defined) applicable to such share in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred (the "Series C Conversion Price") shall initially be $4.9638 per share of Common Stock subject to adjustment as provided in Section B.4 of this Article IV. The Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price are herein referred collectively as the "Conversion Prices."

                    (b) Each share of Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then-effective Conversion Price for each such share upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock to the public for the account of the Company at a price to the public of not less than

$7.4457 per share (subject to adjustment for any Recapitalization Events) and an aggregate offering price (net of selling stockholder proceeds, if any, and underwriters' discounts expenses, including, without limitation, fees of the Company's counsel) to the public of not less than Twenty Million Dollars ($20,000,000). In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such automatic conversion of Preferred Stock shall be deemed to have converted such Preferred Stock immediately prior to the closing of such sale of securities.

                    (c) Each share of Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then-effective appropriate Conversion Price for each such share upon the vote or written consent of holders of a majority of the Series A Preferred, holders of a majority of the Series B Preferred and holders of a majority of the Series C Preferred, each voting separately as a series.

                    (d) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Conversion Date, as determined by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of the transfer agent for such shares, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section B.3(b) or B.3(c) of this Article IV, all outstanding shares of all Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; and provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                    (e) The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check, if applicable, payable to the holder in the amount of any cash amounts payable as the result of any fractional shares resulting from the conversion of Preferred Stock into Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock, and a certificate for any shares of Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or, in the case of automatic conversion, on the date of the closing of the offering or the receipt of the written consent (as the case may be), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                    (f) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend or dividend payable solely in additional shares of Common Stock) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               4.   Adjustments to Conversion Prices.
                    --------------------------------

                    (a) In the event the Company at any time or from time to time, after the date this Amendment is filed with the Delaware Secretary of State, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event the Conversion Prices shall be decreased or increased proportionately.

                    (b) In the event the Company at any time or from time to time, after the date this Amendment is filed with the Delaware Secretary of State, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Prices shall be proportionately decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

                    (c) If at any time after the first date on which a share of Series C Preferred Stock is first issued ("Original Issue Date"), the Company shall issue or sell Equity Securities, as defined in subsection (A) below, at a consideration per share (the "Lower Price") less than the appropriate Conversion Price with respect to any series of Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price for such series of Preferred Stock shall be adjusted to a price (calculated to the nearest cent) determined by dividing:

                    (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by such then-existing Conversion Price, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Company outstanding immediately prior to such issue or sale multiplied by such then-existing Conversion Price, and (z) an amount equal to the aggregate "consideration actually received" by the Company upon such issue or sale, by

                    (ii) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Company outstanding immediately prior to such issue or sale and (z) the additional shares of Common Stock issued as and/or issuable upon conversion or exchange of the Equity Securities issued in such issuance or sale.

     For purposes hereof the following provisions shall be applicable:

                         (A)  The term "Equity Securities" shall mean any shares
of Common Stock, or any obligation, any share of stock or other security of the Company convertible into or exchangeable for Common Stock or any other security convertible into or exchangeable for Common Stock except for (1) Common Stock issued or issuable pursuant to stock grants or upon exercise of options to purchase Common Stock granted after the Original Issue Date to officers, directors, employees or consultants of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors, not exceeding 2,000,000 shares of Common Stock (as adjusted for any Recapitalization Event) net of repurchases and option expirations and cancellations, (2) securities representing, or convertible into or exchangeable for, not more than 1,850,000 shares of Common Stock, issued pursuant to (A) the Company's purchase of substantially all of the assets of another company, or an identifiable business division or segment of another company, in each case approved by the Board of Directors or (B) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the holders of the outstanding voting equity securities of the Company immediately prior to such transaction holding less than fifty percent (50%) of the voting equity securities of the surviving entity immediately following such transaction, (3) shares issued pursuant to Section B.4(a) or B.4(b) of this
Article IV, (4) Common and/or Preferred Stock issuable upon exercise, conversion or exchange of warrants to purchase Common or Preferred Stock issued in connection with a bank line of credit or equipment financing approved by the Board of Directors, but not exceeding 1,102,500 shares of Common Stock (as adjusted for any Recapitalization Event), and (5) shares of Common Stock issued upon conversion of the Preferred Stock or upon the exercise of options to purchase shares of Common Stock granted prior to the Original Issue Date.

                         (B)  In the case of an issuance or sale for cash of
Equity Securities, the "consideration actually received" by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

                         (C)  In case of the issuance (otherwise than upon
conversion or exchange of obligations or shares of stock of the Company) of Equity Securities for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors.

                         (D)  In case of the issuance by the Company in any
manner of any rights to subscribe for or to purchase Equity Securities, or any options for the purchase of Equity Securities or stock convertible into Equity Securities, all Equity Securities or stock convertible into Equity Securities to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the Equity Securities or stock convertible into Equity Securities covered thereby, plus the consideration, if any, received by the Company for such rights or options, shall be deemed to be the "consideration actually received" by the Company (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such rights or the granting of such options.

                         (E)  In case of the issuance or issuances by the
Company in any manner of any obligations or of any shares of stock of the Company that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Company for such Equity Securities shall be deemed to be the total of (1) the amount of consideration received by the Company upon the issuance of such obligations or shares, as the case may be, plus (2) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Company upon such conversion or exchange.

                         (F)  The amount of the "consideration actually
received" by the Company upon the issuance of any rights or options referred to in subsection (D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above with respect to the consideration received by the Company in case of the issuance of Equity Securities; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "consideration actually received" by the Company upon the original issuance of such obligations or shares of stock so convertible or exchangeable shall be deemed to be the fair value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined in good faith by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (D), or the termination of any right of conversion or exchange referred to in subsection (E), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Prices then in effect shall forthwith be readjusted to such Conversion Prices as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                         (G)  In the event this Company shall declare a
distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons or options or rights not referred to in this Section B.4(c), then, in each such case, the holders of the Preferred Stock shall be entitled to the distributions provided for in Section B.1 above, and no adjustment to the Conversion Prices provided for in this Section B.4(c) shall be applicable.

                    (d) The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section B.4.

                    (e) Upon the occurrence of each adjustment or readjustment of either of the Conversion Prices pursuant to this Section B.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock adjusted or readjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each series of Preferred Stock.

                    (f) This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               5.   Voting Rights.
                    -------------

                    (a) The holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors. The holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director. The holders of Common Stock, voting as a separate class, shall be entitled to elect three (3) directors. The remaining directors shall be elected by the holders of Common Stock and the holders of Preferred Stock voting together as a single class. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of the outstanding class with voting power entitled to elect him or her shall be filled by the vote or written consent of the holders of the outstanding class with voting power entitled to elect him or her or, in the absence of action by such holders, by action of the remaining directors. A director may be removed with or without cause by the vote or consent of the holders of the outstanding class with voting power entitled to elect him or her in accordance with the General Corporation Law of Delaware.

               (b) On all other matters, each share of Common Stock issued and outstanding shall have one (1) vote, and each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. The Preferred Stock and the Common Stock shall vote as a single class on all matters except as otherwise required by this Restated Certificate or by law.

          6.   Protective Provisions.
               ---------------------

               (a)  Changes in authorized number of Directors. The Company shall
                    -----------------------------------------
not increase the authorized number of members of the Board of Directors of the Company beyond eight (8) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then-outstanding shares of Preferred Stock, voting separately as a class, and at least a majority of the then-outstanding shares of Common Stock, voting separately as a class.

               (b)  Preferred Stock. In addition to and not in limitation of any
                    ---------------
approval that may be required pursuant to Article IV.B.6(c) or IV.B.6(d), so long as 2,500,000 shares of Preferred Stock (as adjusted for any Recapitalization Event) are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then-outstanding shares of Preferred Stock, voting together as a class:

                    (i) alter or change the rights, preferences or privileges of any series of Preferred Stock;

                    (ii) take any action that reclassifies any outstanding shares of this Company's capital stock into shares of capital stock having preferences or priority as to dividends or liquidation senior to or on parity with the preferences and priority of the Preferred Stock;

                    (iii) authorize, designate or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference or priority as to dividend rights, liquidation preference, or redemption rights, senior to or on parity with the preferences and priority of the Preferred Stock;

                    (iv) make any declaration or payment of any dividend with respect to the Common Stock;

                    (v) redeem, purchase, repurchase, retire or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), directly or indirectly, any shares of capital stock other than (A) shares of Preferred Stock (or shares of Common Stock issued upon conversion of the Preferred Stock) purchased by the Company pursuant to an exercise of its right of first refusal on the sale of such shares by the holders of such shares and (B) shares of Common Stock repurchased from officers, directors, employees or consultants of the Company pursuant to agreements or plans providing for such repurchase approved by the Board of Directors ("Permitted Repurchases"); provided, however, that the total amount applied to Permitted Repurchases pursuant to this clause (B) shall not exceed One Hundred and Fifty Thousand Dollars ($150,000) during any consecutive twelve (12) month period;

                    (vi) sell, convey, or otherwise dispose of or encumber all or substantially all of its assets or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

                    (vii) effect a dissolution, liquidation or winding up of the Company;

                    (viii) permit any subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly-owned subsidiary, any stock of such subsidiary; or

                    (ix) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock.

               (c)  Series of Preferred Stock. In addition to and not in
                    -------------------------
limitation of any approval that may be required pursuant to Article IV.B.6(b) or IV.B.6(d), the Company shall not amend its certificate of incorporation, as amended from time to time, or its bylaws without the approval, by vote or written consent, by holders of at least two-thirds (2/3) of the then-outstanding shares of a series of Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of that series of Preferred Stock. Without limiting the generality of the preceding sentence, the Company will not amend its certificate of incorporation, as amended from time to time, or its bylaws without the approval of holders of at least two-thirds (2/3) of the then-outstanding shares of that series of Preferred Stock if such amendment would:

                    (i) reduce the dividend rates on that series of Preferred Stock provided for herein, or change the relative seniority rights of the holders of that series of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

                    (ii) reduce the amount payable to the holders of that series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of that series of Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

                    (iii) make the Series A Preferred, Series B Preferred or Series C Preferred redeemable at the option of the Company;

                    (iv) cancel or modify the conversion rights of that series of Preferred Stock provided for herein; or

                    (v) change the authorized number of directors of the Company.

               (d)  Series C Preferred Stock. In addition to and not in
                    ------------------------
limitation of any approval that may be required pursuant to Article IV.B.6(b) or IV.B.6(c), so long as 600,000 shares of Series C Preferred (as adjusted for any Recapitalization Event) are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series C
Preferred:

                    (i) authorize, designate or issue, or obligate itself to issue, any other security, including any security convertible into or exercisable for any security, having a preference or priority as to dividend rights, liquidation preference, or redemption rights, senior to or on parity with the preferences and priority of the Series C Preferred Stock; or

                    (ii) incur indebtedness in excess of $10,000,000 in the aggregate at any one time outstanding. As used herein, "indebtedness" shall include: (A) all indebtedness of the Company and/or any of its subsidiaries for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (B) all obligations of the Company and/or any of its subsidiaries evidenced by notes, bonds, debentures or similar instruments,
(C) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by the Company and/or any of its subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (D) all lease obligations of the Company and/or any of its subsidiaries that would in accordance with generally accepted accounting principles appear on a balance sheet of the Company and/or any of its subsidiaries, or otherwise be disclosed in a note to any such balance sheet, (E) all indebtedness, leases, dividends or other obligations of others guaranteed by the Company and/or any of its subsidiaries, or with respect to which the Company and/or any of its subsidiaries has agreed to purchase, fund or otherwise support or in respect of which the Company and/or any of its subsidiaries has agreed to indemnify and person, (F) all indebtedness referred to in clause (A), (B), (C),
(D) or (E) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, security agreement, pledge, title retention agreement, financing lease or other lien or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Company and/or any of its subsidiaries, whether or not the Company or any of its subsidiaries has assumed or become liable for the payment of such indebtedness and (G) all liabilities of the Company and/or any of its subsidiaries under Title IV of the Employee Retirement Income Security Act of 1974 (or any successor limitation), as amended from time to time, or any rules or regulations issued thereunder.; or

                    (iii) amend its certificate of incorporation, as amended from time to time, or its bylaws if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series C Preferred Stock, or otherwise adversely affect the holders of the Series C Preferred Stock; or.

                    (iv) reduce the price at which the Series C Preferred Stock is automatically converted to Common Stock pursuant to Article IV.B.3(b).

               7.   Increasing Common Stock. The number of authorized shares of
                    -----------------------
Common Stock may be increased or decreased (but not below the sum of the number of shares of Common Stock then outstanding) plus the number of shares required to be reserved pursuant to Article IV.B.4(f) by an affirmative vote of a majority of the shares of Common Stock and the Preferred Stock voting together as a single class.

               8.  No Reissuance of Preferred Stock. No share or shares of
                   --------------------------------
Preferred Stock acquired by the Company by reason of redemption, purchase, repurchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

          2. The foregoing amendment of the Amended and Restated Certificate of Incorporation was duly approved as of December ___, 1999 by a vote of the holders of a majority of the outstanding shares of the Company's Series A Preferred Stock voting as a separate series a majority of the outstanding shares of the Company's Series B Preferred Stock voting as a separate series, a majority of the outstanding shares of the Company's Preferred Stock voting as a separate class, and a majority of the outstanding shares of the Company's Common Stock in accordance with Section 242(b) of the Delaware General Corporation Law.

     THE UNDERSIGNED, being the President and Chief Executive Officer of the Company, does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 22nd day of December, 1999.

                                    CONTEXT INTEGRATION, INC.


                                    /s/ Stephen Sharp
                                    ______________________________________
                                    Stephen Sharp, President
                                    and Chief Executive Officer

Attest:

/s/ David Weber
____________________________________
David Weber, Assistant Secretary